SINCLAIR BROADCAST GROUP, INC.
                   PROXY FOR ANNUAL MEETING OF MAY 11, 1998

 1. Election of six directors for a term expiring in 1999 as set forth in the Proxy Statement

     Nominees: David D. Smith, Frederick G. Smith, J. Duncan Smith, Robert E. Smith, Basil A. Thomas, Lawrence E. McCanna
     For: [ ]        Withheld: [ ]     For all except: [ ]

IDENTIFY NOMINEES EXCEPTED:
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 2. Approval of the Charter  Amendment  to  increase  authorized  Class A Common
    Stock to 500,000,000 shares as set forth in the Proxy Statement
    For: [ ]         Against: [ ]         Abstain: [ ]

 3. Approval of Charter Amendment to increase the authorized Class B Common Stock to 140,000,000 shares, as set forth in the Proxy Statement.
    For: [ ]         Against: [ ]         Abstain: [ ]

 4. Approval of the Charter Amendment to increase the authorized Preferred Stock to 50,000,000 shares, as set forth in the Proxy Statement
    For: [ ]         Against: [ ]         Abstain: [ ]

 5. Approval of the Charter Amendment to increase the maximum number of directors to 13.
    For: [ ]         Against: [ ]         Abstain: [ ]

 6. Approval for the LTIP Amendments as set forth in the Proxy Statement
    For: [ ]         Against: [ ]         Abstain: [ ]

 7. Ratification of the Appointment of Independent Auditors
    For: [ ]         Against: [ ]         Abstain: [ ]

Please mark, sign and date, and return the proxy card promptly using the enclosed envelope.

Dated: ---------------------------------------------------------------------

Signature(s): -------------------------------------------------------------

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Please sign exactly as name  appears to the left.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IDENTIFY NOMINEES EXCEPTED:

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   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5, 6 AND 7.


                                     PROXY
                        SINCLAIR BROADCAST GROUP, INC.

   This proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Sinclair Broadcast Group, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Sinclair Broadcast Group, Inc. to be held on May 11, 1998 at the Sheraton Baltimore North, 903 Dulaney Valley Road, Towson, MD 21204 at 10:00 a.m. or any adjournment thereof.

             NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for directors and FOR each of the other proposals.